                                  Exhibit 4.7


                                INDIVIDUAL, INC.


                    Form of Incentive Stock Option Agreement
                    ----------------------------------------


   Individual, Inc., a Delaware corporation (the "Company"), hereby grants this __ day of _____, 199_ to ((NAME)) (the "Employee"), an option to purchase a maximum of ((SHARES)) shares (the "Shares") of its Common Stock, $.01 par value, at the price of $___ per share, on the following terms and conditions:

   1.  Grant Under Amended and Restated 1989 Stock Option Plan.  This option is
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granted pursuant to and is governed by the Company's Amended and Restated 1989
Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

   2.  Grant as Incentive Stock Option; Other Options.  This option is intended
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to qualify as an incentive stock option under Section 422 of the Internal
Revenue Code of 1986 (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

   3.  Extent of Option if Employment Continues.  If the Employee has continued
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to be employed by the Company on the following dates, the Employee may exercise this option for the number of shares set opposite the applicable date:

       [vesting schedule]

The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, may be exercised up to and including the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Articles 4, 5 and 18, as appropriate, if the Employee switches to part-time employment, ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

   4.  Switch to Part-time Employment; Termination of Employment.  (a)   If the
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Employee switches from full-time to part-time employment with the Company, no further installments of this option shall become exercisable. Any installments of this option which have vested but have not been exercised at the time the Employee switches from full-time to part-time employment may be exercised by the Employee while the Employee continues to be employed by the Company, but in no event later than the scheduled expiration date, subject to Section 4(b) and Articles 5 and 18, as appropriate, if the Employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

       (b) If the Employee ceases to be employed by the Company, other than by reason of (i) death or disability as defined in Article 5 or (ii) termination for "Misconduct" as defined in Article 17, no further installments of this option shall become exercisable and this option shall terminate after the passage of thirty (30) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

   5.  Death; Disability.  If the Employee dies while in the employ of the
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Company, this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Employee ceases to be employed by the Company by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

   6.  Partial Exercise.  Exercise of this option up to the extent above stated
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may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

   7.  Payment of Price.  The option price is payable in United States dollars
       ----------------
and may be paid:

       (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price;

       (b) in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price; or

       (c) in cash, by check, by delivery of shares of the Company's Common Stock having an aggregate fair market value equal as of the date of exercise to the option price, by delivery of the Employee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or by any combination of the foregoing, equal in amount to the option price.

Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.

   8.  Agreement to Purchase for Investment.  By acceptance of this option, the
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Employee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Employee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act of 1933.

   9.  Method of Exercising Option.  Subject to the terms and conditions of this
       ---------------------------
Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

   10. Option Not Transferable.  This option is not transferable or assignable
       -----------------------
except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

   11. No Obligation to Exercise Option.  The grant and acceptance of this
       --------------------------------
option imposes no obligation on the Employee to exercise it.

   12. No Obligation to Continue Employment.  The Company and any Related
       ------------------------------------
Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue the Employee in employment.

   13. No Rights as Stockholder until Exercise.  The Employee shall have no
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rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has
been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

   14. Capital Changes and Business Successions.  It is the purpose of this
       ----------------------------------------
option to encourage the Employee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Employee's rights hereunder to be diluted or terminated and thus be contrary to the Employee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, employment by the Company includes employment by a Related Corporation as defined in the Plan.

   15. Early Disposition.  The Employee agrees to notify the Company in writing
       -----------------
immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition generally is any disposition (including any sale) of such Common Stock on or before the later of (a) two years after the date the Employee was
                       -----
granted this option or (b) one year after the date the Employee acquired Common Stock by exercising this option. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition.
The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option.

   16. Withholding Taxes.  If the Company in its discretion determines that it
       -----------------
is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Article 15) of Common Stock received by the Employee on exercise of this option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

   17. No Exercise of Option.  If the employment of the Employee is terminated
       ---------------------
for "Misconduct," or if the Employee, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, or stockholder of any company or business, engages in any business activity which is directly in competition in the United States with any of the products or services being developed, sold or otherwise provided by the Company at such time (the ownership by the Employee of not more than one percent of the shares of stock of any corporation being deemed not to, in and of itself, constitute the engagement in a business activity in competition with the products or services of the Company), this option shall terminate on the date of such termination of employment or engagement in such activity and shall thereupon not be exercisable to any extent whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) the substantial and continuing failure of the Employee to render services to the Company in accordance with his assigned duties; (ii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company. For the purposes of this Article 17, termination of employment shall be deemed to occur when the Employee receives notice that his employment is terminated.

   18. Acceleration and Vesting of Option for Business Combinations.  Upon any
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merger, consolidation, sale of all (or substantially all) of the assets of the
Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business, then this option shall, immediately prior to the consummation of any of the foregoing events, become vested and immediately exercisable by the Employee for an additional fifty percent (50%) of the shares which have not theretofore vested pursuant to Article 3 hereof.

   19. Governing Law.  This Agreement shall be governed by and interpreted in
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accordance with the internal laws of the State of Delaware.



                  [Remainder of Page Intentionally Left Blank]

   IN WITNESS WHEREOF the Company and the Employee have caused this instrument to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.


                                       INDIVIDUAL, INC.


                                       By:
                                          ------------------------------------
                                           Robert L. Lentz
                                           Vice President, Finance and Chief
                                             Financial Officer

EMPLOYEE


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Signature

((Name))
- ---------------------------------
Name


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Street Address


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City, State, Zip Code